                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, For Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            ACCUSTAFF INCORPORATED
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             Joel J. Hughey, Esq.
                               Alston & Bird LLP
                           1201 W. Peachtree Street
                            Atlanta, Georgia 30309
    ------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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Notes:

                            ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211


                                APRIL 16, 1997


DEAR ACCUSTAFF INCORPORATED STOCKHOLDER:

     On behalf of the Board of Directors and management of AccuStaff Incorporated, I cordially invite you to attend the annual meeting of stockholders (the "Annual Meeting") to be held at the Jacksonville Hilton and Towers, 1201 Riverplace Boulevard, Jacksonville, Florida on May 20, 1997 at 10:00 a.m. local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company. Directors and officers of the Company will be present to respond to stockholders' questions.

     It is important that your shares be represented at the Annual Meeting. Regardless of whether you plan to attend, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the Annual Meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                       Sincerely,



                                       DEREK E. DEWAN,
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer

                            ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

TO THE HOLDERS OF COMMON STOCK:

     PLEASE TAKE NOTICE that the annual meeting of stockholders (the "Annual Meeting") of AccuStaff Incorporated (the "Company") will be held on Tuesday, May 20, 1997, at 10:00 a.m., local time, at the Jacksonville Hilton and Towers, 1201 Riverplace Boulevard, Jacksonville, Florida.

     The Annual Meeting will be held for the following purposes:

     1. to elect seven directors to serve terms scheduled to end in conjunction with the next annual meeting of stockholders or until their successors are elected and qualify;

     2.   to approve an amendment to the Company's 1995 Stock Option Plan;

     3. to approve amendments to the Company's Non-Employee Director Stock Plan; and

     4. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting; however, only stockholders of record at the close of business on March 24, 1997, are entitled to notice of and to vote at the Annual Meeting. In accordance with Florida law, a list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, his agent or attorney for any purpose germane to the Annual Meeting upon written notice, and as provided by the Florida Business Corporation Act, during regular business hours at the Company's corporate headquarters at 6440 Atlantic Boulevard, Jacksonville, Florida from May 10, 1997 to May 20, 1997 and the list shall be available for inspection at the Annual Meeting by any stockholder that is present.

                                       By Order of the Board of Directors,


                                       MICHAEL D. ABNEY,
                                       SECRETARY

Dated:  April 16, 1997
        Jacksonville, Florida

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                            ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                     STOCKHOLDERS TO BE HELD MAY 20, 1997

                                 INTRODUCTION

     This Proxy Statement and the enclosed form of proxy are first being sent to stockholders of AccuStaff Incorporated, a Florida corporation (the "Company"), on or about April 22, 1997, in connection with the solicitation by the Company's Board of Directors of proxies to be used at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held on Tuesday, May 20, 1997, at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Jacksonville Hilton and Towers, 1201 Riverplace Boulevard, Jacksonville, Florida.

     Only stockholders of record at the close of business on March 24, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 98,080,264 shares of Common Stock, par value $.01 per share (the "Common Stock").

     The Board of Directors has designated Derek E. Dewan and Michael D. Abney, and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the Secretary of the Company;
(ii) delivery of a later dated proxy; or (iii) attending the Annual Meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. If sufficient votes in favor of the proposal are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, a Board of seven directors will be elected to serve terms scheduled to end in conjunction with the next annual meeting of stockholders and until their successors are duly elected and qualified. Directors will be selected by a plurality of votes cast by shares entitled to vote at the meeting. Shares may be voted for or withheld from each nominee. Shares that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the shares voted for directors. Shares of Common Stock that are voted to abstain and shares which are subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is presently available for election and is a member of the Board of Directors. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute.

     Information concerning the Board of Directors' nominees, based on data furnished by them, is set forth below. There are no family relationships between any directors or executive officers of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                 POSITIONS WITH THE
                                 COMPANY; PRINCIPAL
                               OCCUPATIONS DURING PAST      YEAR FIRST BECAME
                                  FIVE YEARS; OTHER          DIRECTOR OF THE
NAME (AGE)                          DIRECTORSHIPS                COMPANY
---------------------------  ---------------------------  ----------------------
Derek E. Dewan (42)*+        President and Chief                   1994
                             Executive Officer of the
                             Company since January 1,
                             1994; Director since
                             January 28, 1994 (Chairman
                             since June 19, 1996);
                             Partner with the
                             accounting firm of Coopers
                             & Lybrand L.L.P. for more
                             than five years, prior to
                             joining the Company, most
                             recently as the managing
                             partner of the
                             Jacksonville, Florida
                             Office.  Mr. Dewan
                             currently serves on the
                             Board of Directors of the
                             National Association of
                             Temporary and Staffing
                             Services ("NATSS") and on
                             the Boards of General
                             Parcel Service, Inc. and
                             Payroll Transfers, Inc.

Walter W. Macauley (54)      Director of the Company               1996
                             (Vice Chairman of the
                             Board since November 14,
                             1996).  From April 1995 to
                             November 1996, Mr.
                             Macauley was President,
                             Chief Executive Officer
                             and a Director of Career
                             Horizons, Inc.;  President
                             and Chief Executive
                             Officer of Adia Services,
                             Inc., a provider of
                             temporary help services
                             from 1979 to 1992, and a
                             private investor from 1992
                             until the time he joined
                             Career Horizons, Inc.  Mr.
                             Macauley previously served
                             on the Board of NATSS.

Delores P. Kesler (56)*      Director of the Company,              1992
                             Chairman of the Board of
                             Directors from January 1,
                             1994 until June 19, 1996;
                             President and Chief
                             Executive Officer from May
                             1992 to January 1, 1994;
                             Chairman and Chief
                             Executive Officer of ATS
                             Services, Inc., a
                             temporary staffing service
                             formed by her in 1978,
                             until its merger into the
                             Company in May 1992;
                             Director of the Clay
                             County Bank in Orange
                             Park, Florida and
                             Physicians Sales &
                             Services, Inc., a
                             publicly-held distributor
                             of medical supplies; Past
                             member of the Executive
                             Committee of NATSS;
                             Founder of the Florida
                             Temporary Services
                             Association.

                                  POSITIONS WITH THE
                                  COMPANY; PRINCIPAL
                                OCCUPATIONS DURING PAST     YEAR FIRST BECAME
                                   FIVE YEARS; OTHER         DIRECTOR OF THE
NAME (AGE)                           DIRECTORSHIPS               COMPANY
---------------------------   --------------------------- ----------------------
William H. Thumel, Jr. (50)*#  Director of the Company             1992
                               since May 1992; Chairman
                               of the Board from January
                               1, 1993 to December 31,
                               1993 and Secretary from
                               May 1992 through January
                               1, 1993; Chairman and
                               Chief Executive Officer of
                               Abacus Services, Inc., a
                               temporary staffing service
                               he founded in 1974, until
                               its merger into the
                               Company in May 1992; Past
                               member of the Executive
                               Committee of NATSS.

T. Wayne Davis (50)#+          Director of the Company             1994
                               since February 1994;
                               Private investor for the
                               past five years; President
                               and Chairman of the Board
                               of Tine W. Davis Family-WD
                               Charities, Inc.; President
                               of Red Wing Properties,
                               Inc.; Of Counsel to the
                               Florida law firm of
                               Greenberg, Traurig, et al.
                               (from 1990-1995); Director
                               of Enstar Group,
                               Winn-Dixie Stores, Inc., a
                               publicly-held grocery
                               chain, Enterprise National
                               Bank and Associated
                               Industries of Florida
                               Property and Casualty
                               Trust.  Mr. Davis also
                               serves as Vice Chairman of
                               the Board of Riverside
                               Golf Investments; and
                               Chairman of the Board of
                               General Parcel Service,
                               Inc., a publicly held
                               package distribution
                               company.

                                  POSITIONS WITH THE
                                  COMPANY; PRINCIPAL
                                OCCUPATIONS DURING PAST     YEAR FIRST BECAME
                                   FIVE YEARS; OTHER         DIRECTOR OF THE
NAME (AGE)                           DIRECTORSHIPS               COMPANY
---------------------------   --------------------------- ----------------------
John K. Anderson, Jr. (48)#+  Director of the Company              1996
                              since November 7, 1996;
                              currently is National
                              Director of the Cancer
                              Insurance Division of
                              American Heritage Life
                              Insurance Company. Mr.
                              Anderson served as Chief
                              Executive Officer of E.G.
                              Baldwin & Associates,
                              Inc., a regional
                              distributor of medical
                              imaging products and
                              services from September
                              1993 to  December 1995;
                              Co-founder and President
                              of National Healthcare
                              Distribution, Inc. from
                              January 1994 to December
                              1995; President and Chief
                              Executive Officer of
                              Capitol American Financial
                              Corporation from August
                              1990 to May 1993.

Michael D. Abney (61)         Director of the Company              1997
                              since February 10, 1997,
                              Secretary and Treasurer;
                              Senior Vice President of
                              the Company since March
                              1995 and Chief Financial
                              Officer of the Company
                              since joining the Company
                              in November 1992.  He is a
                              certified public
                              accountant and was a
                              partner with Coopers &
                              Lybrand, L.L.P. for 22
                              years prior to joining the
                              Company, most recently as
                              managing partner of
                              Coopers & Lybrand L.L.P.'s
                              Jacksonville, Florida
                              office.

----------------

* Member of the Executive Committee.
# Member of the Audit Committee.
+ Member of the Compensation Committee.

  BOARD OF DIRECTORS AND STANDING COMMITTEES. Regular meeting of the Board of Directors are held approximately four times a year, with special meetings as needed. During 1996, the Board of Directors held three regular meetings and seventeen special meetings. Each director attended at least 75% of the aggregate of: (i) all meetings of the Board of Directors and (ii) all meetings of Board committees on which he or she served during 1996.

  The Board of Directors has established three standing committees: an Executive Committee; an Audit Committee; and a Compensation Committee, which are described below. Members of these committees are elected annually at the regular Board of Directors meeting held in conjunction with the annual stockholders' meeting. The Board of Directors presently does not have a nominating committee.

  EXECUTIVE COMMITTEE.  The Executive Committee is presently comprised of
Mr. Dewan (Chairman) and Ms. Kesler. The Executive Committee did not formally meet during 1996. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company's bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session.

  AUDIT COMMITTEE. The Audit Committee is presently comprised of Messrs. Anderson (Chairman) and Davis, neither of whom is an officer of the Company. Regular meetings of the Audit Committee are scheduled to be held twice a year, with one meeting scheduled in conjunction with the annual stockholders' meeting. The Audit Committee met twice during 1996. The principal responsibilities of and functions generally performed by the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors and reviewing the annual audit with the auditors.

  COMPENSATION COMMITTEE. The Compensation Committee is presently comprised of Messrs. Davis (Chairman), Dewan and Anderson. During 1996, the Compensation Committee met one time. This Committee has the responsibility of approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate. Although a member of the Compensation Committee, Mr. Dewan does not participate in any of the decisions regarding the terms of his employment or compensation or the administration of the Company's stock option plans.

  EXECUTIVE OFFICERS. The executive officers of the Company are Derek E. Dewan, Chairman, President and Chief Executive Officer, Walter W. Macauley, Vice Chairman of the Board, Michael D. Abney, Senior Vice President, Chief Financial Officer and Secretary, James R. O'Reilly, Chief Operating Officer, Marc M. Mayo, Senior Vice President and Counsel and Sean D. Mann, Vice President and Controller. Certain background information regarding the executive officers of the Company is set forth below, expect for such information concerning Messrs. Dewan, Macauley and Abney, which is set forth above under "Election of Directors."

  James R. O'Reilly, 54, has served as Chief Operating Officer of the Company since October, 1993 and as Vice President-Southeast Region from the Company's formation in May 1992 to October, 1993. Prior to May 1992, Mr. O'Reilly was employed by ATS Services, Inc., one of the Company's predecessor companies, for four years, most recently as Vice President.

  Marc M. Mayo, 42, has served as Senior Vice President and Counsel since February 1, 1997. Prior thereto, Mr. Mayo was with the law firm of Coffman, Coleman, Andrews & Grogan for fourteen years, the last nine as a partner.

  Sean D. Mann, 29, joined the Company in September 1993 as Controller and in January 1995 was promoted to Vice President. Mr. Mann is a certified public accountant and was on the staff of the Jacksonville, Florida office of Coopers & Lybrand from August 1990 until September 1993. He received a Bachelor of Science degree in accounting from the University of Florida and a Masters of Accounting degree from the University of North Florida.

                               VOTING SECURITIES

  The record of stockholders entitled to vote was taken at the close of business on March 24, 1997. At such date, the Company had outstanding and entitled to vote 98,080,264 shares of common stock. $.01 par value ("Common Stock"). Each share of Common Stock entitles the holder thereof to one vote. Holders of a majority of the outstanding shares of Common Stock must be present in person or represented by proxy to constitute a quorum at the Annual Meeting.

  The following table shows the beneficial ownership as of March 24, 1997 of
(i) each director and nominee for director, (ii) the Named Executive Officers, as defined below, (iii) those persons known to the Company to be beneficial owners of more than 5% of its outstanding Common Stock and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders listed below exercises sole voting and dispositive power over the shares.

                                                  SHARES BENEFICIALLY
                                                          OWNED
                                                 ----------------------
NAME                                              NUMBER     PERCENT(1)
----                                             ---------   ----------
Derek E. Dewan (2)                               1,983,100     1.99%
Walter W. Macauley (3)                           1,765,000     1.77
Delores P. Kesler                                2,680,000     2.73
William H. Thumel, Jr. (4)                       1,620,000     1.65
T. Wayne Davis (5)                                 201,400     *
John K. Anderson, Jr.                                  700     *
Michael D. Abney (6)                               554,240     *
James R. O'Reilly (7)                              496,198     *
Sean D. Mann (8)                                   330,939     *
AIM Management Group, Inc. (9)                   5,193,804     5.30
Provident Investment Counsel, Inc. (10)          5,383,754     5.49
Massachusetts Financial Services Company (11)    6,348,886     6.47
Pilgrim Baxter & Associates, Ltd. (12)           6,562,565     6.69
All directors and executive officers
    as a group (10 persons) (13)                 9,632,477     9.38%
--------------------------

 *  Indicates less than 1%.

 (1) Percentage is determined on the basis of 98,080,264 shares of Common Stock outstanding as of March 24, 1997, plus shares of Common Stock deemed outstanding pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

 (2) Mr. Dewan owns or has options to acquire a total of 2,783,100 shares of Common Stock, including the 1,983,100 shares shown in the table above.
     Mr. Dewan's 2,783,000 shares consist of: (i) 100 shares held in his name
     (ii) 48,000 shares owned by his individual retirement account;
     (iii) 1,590,000 shares held pursuant to options that are exercisable within 60 days of March 24, 1997; (iv) 345,000 shares of restricted stock which vest ratably over the next five years; and (v) 800,000 options that will vest ratably over the next three years.

 (3) Includes 1,748,137 shares of Common Stock pursuant to stock options that are exercisable within 60 days of March 24, 1997.

 (4) Mr. Thumel shares include 180,000 shares held in trust for Mr. Thumel's children for which Mr. Thumel is the Trustee.

 (5) Mr. Davis beneficially owns or has options to acquire 245,400 shares of Common Stock, including the 201,400 shares shown in the table above.
     Mr. Davis' 245,400 shares consist of: (i) 130,000 shares held in his name;
     (ii) 30,000 shares held by Tine W. Davis Family-WD Charities, Inc., a foundation, over which Mr. Davis has sole voting and dispositive power;
     (iii) 5,400 held in Mr. Davis' wife's name; (iv) 36,000 shares held pursuant to options that are exercisable within 60 days of March 24, 1997; and (v) options for 44,000 shares which vest ratably over the next three years.

 (6) Mr. Abney owns or has options to acquire a total of 884,240 shares of Common Stock, including 554,240 shares shown in the table above.
     Mr. Abney's 884,240 shares consist of: (i) 74,240 shares held in his name;
     (ii) 480,000 shares held pursuant to options that are exercisable within 60 days of March 24, 1997; and (iii) 330,000 options that will vest ratably over the next three years.

 (7) Mr. O'Reilly owns or has options to acquire a total of 631,198 shares of Common Stock, including the 496,198 shares shown in the table above.
     Mr. O'Reilly's 631,198 shares consist of: (i) 12,000 shares held in his individual retirement account; (ii) 4,198 shares held in his own name;
     (iii) 480,000 shares held pursuant to options that are exercisable within 60 days of March 24, 1997; and (iv) 135,000 options that will vest ratably over the next three years.

 (8) Mr. Mann owns or has options to acquire a total of 465,979 shares of Common Stock, including the 330,939 shares shown in the table above. Mr. Mann's 465,979 shares consist of: (i) 939 shares held in his name; (ii) 330,000 shares held pursuant to options that are exercisable within 60 days of March 24, 1997 and (iii) 135,000 options that will vest ratably over the next three years.

 (9) Based on information the Company obtained from AIM Management Group, Inc.'s
     Schedule 13-G filed as of February 12, 1997. The business address of AIM Management Group, Inc. is 11 Greenway Place, Suite 1919, Houston, Texas 77046.

(10) Based on information the Company obtained from Provident Investment Counsel, Inc.'s Schedule 13-G filed as of February 10, 1997. The business address of Provident Investment Counsel, Inc. is 300 North Lake Avenue, Pasadena, California 91101-4022. According to Provident Investment Counsel, Inc.'s Schedule 13-G, Provident Investment Counsel, Inc. has sole voting power over 4,258,084 shares of Common Stock and sole dispositive power over 5,383,754 shares of Common Stock.

(11) Based on information the Company obtained from Massachusetts Financial Services Company's Schedule 13-G filed as of February 5, 1997. The business address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.

(12) Based on information the Company obtained from Pilgrim Baxter & Associates, Ltd.'s Schedule 13-G filed as of February 14, 1997. The business address of Pilgrim Baxter & Associates, Ltd. is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087-1590.

(13) Includes 4,664,137 held pursuant to options that are exercisable within 60 days of March 24, 1997.

                         COMPENSATION COMMITTEE REPORT

  The Company's overall compensation philosophy includes: attracting and retaining quality executive talent; reinforcing strategic performance objectives; and building goal congruence between the executive officers and stockholders. Thus, there are three components to executive compensation: base salary; incentive compensation; and equity participation.

  BASE SALARY. In establishing the base salaries of executive officers, attention is given to attracting and retaining quality management. The Company looks to both the levels of compensation in the staffing services industry and the marketplace for executives with similar experience and abilities to determine the amount of base compensation. The Company's intent with respect to base compensation, which has been established pursuant to employment agreements in the case of Messrs. Dewan, Macauley, O'Reilly, and Abney that are described elsewhere in this Proxy Statement, is to set the level at or below the total compensation level of the industry and marketplace to allow for stronger incentive compensation and equity participation upon performance. The Chief Executive Officer's, Vice Chairman's, Chief Operating Officer's and Chief Financial Officer's bonuses are based on a percentage of the year-to-year increase in the Company's pre-tax income. Other officers may receive bonuses from time to time based on either the recommendation of the CEO or the Board of Directors, tied to subjective as well as objective performance criteria.

  EQUITY PARTICIPATION. The Committee strongly believes that to encourage the long-term growth of stockholders' value each executive officer must have some form of equity participation. Thus, each of the executive officers participates in stock ownership via either pre-existing ownership of stock or via stock options (and in case of the Chief Executive Officer, via restricted stock). During fiscal 1996, pursuant to the Company's stock plans, there were option or stock grants for 4,065,000 shares of common stock to executive officers and 1,624,400 shares of common stock were made to other employees. In addition, between December 31, 1996 and March 31, 1997, the Company granted no options to executive officers and 490,000 shares of Common Stock to other employees.

  CHIEF EXECUTIVE OFFICER. Although a member of the Committee, Mr. Dewan does not participate in any of the decisions regarding the terms of his employment or compensation or the administration of the Company's Employee Stock Plan and Stock Option Plan. Mr. Dewan joined the Company on January 1, 1994. At such time, the Company and Mr. Dewan entered into an employment agreement, which provided that Mr. Dewan be compensated on a pay-for-performance basis. Since his arrival, the Company has been able to grow revenues to approximately $1.448 billion in fiscal 1996 from approximately $401 million in fiscal 1993, determined under the pooling-of-interests method of accounting, and increase earnings per share approximately 600%. As reflected in the performance graph included herein, the Company's stock has substantially outperformed both the S&P 500 and the Company's industry peer group.

  In January 1996, the Committee increased Mr. Dewan's annual base salary from $250,000 to $350,000. In addition, in January 1996, the Committee granted Mr. Dewan options to acquire 1,200,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The Committee provided that 600,000 of these options granted in January 1996 would vest immediately upon the attainment of a sustained price for the Company's Common Stock at a price approximately 38% above the market price on the date of grant. This target has been met and Mr. Dewan is fully vested in one-half of the options granted in January 1996. The remainder of the options granted in January 1996 vest ratably over a two-and-a-half year period ending in 1998. The Committee also granted 345,000 shares of restricted stock to Mr. Dewan effective as of July 1, 1996,
which vest over a five-year period ending in 2001.   In November 1996, the
Committee granted Mr. Dewan additional options to acquire an additional 500,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The Committee provided that such options are to vest ratably over a three-year period beginning on the anniversary of the date of grant. All of such options have been granted to Mr. Dewan in recognition of his continued service and efforts towards the growth and success of the Company.

  Through the above described compensation, the Committee sought to align Mr. Dewan's compensation with the interests of the Company's stockholders. As the Company's performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. In light of the contributions Mr. Dewan has made to the Company, including the substantial increase in stockholder value during his tenure with the Company, the Committee considers the amount of Mr. Dewan's compensation for fiscal 1996 to be reasonable.

  To the extent determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Interpretations of and changes in the tax laws and other factors beyond the Committee's control affect the deductibility of compensation. Section 162(m) of the Internal Review Code of 1986, as amended (the "Code") generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1,000,000 unless certain requirements are met. The Committee believes that the Company's 1995 Stock Option Plan complies with
Section 162(m) and, therefore, stock options and stock appreciation rights ("SARs") granted under this plan would qualify for the corporate tax deduction.

  As it has done in the past, the Committee intends to design future compensation awards for the executive officers subject to the deduction limit so the corporate tax deduction is maximized without limiting the Committee's flexibility to attract and retain qualified executives to manage the Company. However, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

The foregoing report has been furnished by:

                                       ACCUSTAFF INCORPORATED
                                       COMPENSATION COMMITTEE

                                            T. Wayne Davis, Chairman
                                            John K. Anderson, Jr.
                                            Derek E. Dewan

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the S&P 500 index and the common stock of eight companies in the temporary staffing business, as described below, for the period beginning August 16, 1994, the date that trading first began on the Nasdaq National Market, and ending December 31, 1996 (the last trading date in the Company's 1996 fiscal year), assuming the reinvestment of any dividends and assuming the investment of $100 in each. The Company's Common Stock was traded on the Nasdaq National Market until November 15, 1996, at which time it commenced trading on the New York Stock Exchange under the symbol ASI.

                         [GRAPH APPEARS HERE]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG ACCUSTAFF, S&P 500 STOCKS INDEX AND
              SELF-DETERMINED TEMPORARY STAFFING PEER GROUP INDEX

                                             S&P 500     Self-Determined
Measurement period            AccuStaff      Stocks      Temporary Staffing
(Fiscal Year Covered)         Incorporated   Index       Peer Group
---------------------         ------------   --------    ------------------
Measurement PT -
08/16/94                        $  100.0       $ 100.0        $ 100.0

FYE 12/30/94                    $  117.6       $  99.9        $ 105.2
FYE 06/30/95                    $  188.2       $ 120.1        $ 102.5
FYE 12/29/95                    $  752.9       $ 137.4        $ 126.2
FYE 06/28/96                    $1,398.9       $ 151.6        $ 161.1
FYE 12/31/96                    $1,084.5       $ 169.4        $ 136.9


   Total return calculations for the S&P 500 Stocks and the Self-Determined Temporary Staffing Peer Group were prepared by the Center for Research in Security Prices, The University of Chicago. The Self-Determined Temporary Staffing Peer Group is composed of the stocks of certain companies selected by the Company in the temporary staffing business, and includes the following companies: Interim Services, Inc., Kelly Services, Inc., Manpower, Inc., Norrell Corp. GA, Olsten Corp., Personnel Management, Inc., Robert Half International, Inc. and Uniforce Temporary Personnel, Inc. Career Horizons, Inc. is no longer included in the peer group because it was merged into the Company during the 1996 fiscal year. Total returns were calculated based on cumulative total return, assuming the value of the investment in the Company's Common Stock and in each index on August 16, 1994 was $100 and that all dividends were reinvested. The indexes are reweighted daily, using the market capitalization on the previous trading day.

                             EXECUTIVE COMPENSATION

   The following table summarizes the compensation paid or accrued by the Company for services rendered during the fiscal years indicated to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 1996 (the "Named Executive Officers"). The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown.

                        SUMMARY COMPENSATION TABLE/(1)/

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                 ANNUAL COMPENSATION           AWARDS
                                                --------------------  ------------------------
                                                                      RESTRICTED   SECURITIES       ALL
                                                                        STOCK      UNDERLYING      OTHER
                                          YEAR   SALARY     BONUS       AWARDS    OPTIONS/SARS  COMPENSATION
                                          ----  --------  ----------  ----------  ------------  ------------
Derek E. Dewan, .......................   1996  $350,000  $1,083,640  $4,887,500     1,700,000    $   42,678
 Chairman, President and                  1995   250,000     376,331          --       750,000        34,946
 Chief Executive                          1994   250,000     159,532      88,050            --        28,837
 Officer/(2)/

Walter W. Macauley, ...................   1996    57,693     450,000          --     1,000,000     2,250,000
 Vice Chairman/(3)/

Michael D. Abney, .....................   1996   135,000     203,180          --       390,000            --
 Senior Vice President                    1995   110,000      60,000          --       300,000            --
 and Chief Financial                      1994   100,000      50,000          --            --            --
 Officer/(4)/

James R. O'Reilly, ....................   1996   150,000     203,180          --       315,000            --
 Chief Operating                          1995   125,000      45,000          --       300,000            --
 Officer/(4)/                             1994   100,000      48,846          --            --            --

Sean D. Mann, .........................   1996    75,000     100,000          --       315,000            --
 Vice President and                       1995    51,345      25,000          --       150,000            --
 Controller                               1994    42,692       8,227          --        37,500            --

------------------
(1) All share amounts have been restated to reflect the Company's two-for-one stock split effective November 27, 1995, and three-for-one stock split effective March 27, 1996.
(2) Mr. Dewan's bonus is calculated as 4% of the year-to-year increase in the Company's pre-tax income. The restricted stock amounts granted to Mr. Dewan vest ratably over the next five years.
(3) Mr. Macauley's compensation consists of amounts paid by the Company after November 14, 1996, the date of the Company's acquisition of Career Horizons, Inc. and the amounts set forth under "All Other Compensation" consists of amounts paid to Mr. Macauley by the Company in consideration of the termination of his employment agreement with Career Horizons, Inc.
(4) Mr. Abney and Mr. O'Reilly's bonuses for fiscal 1995 were calculated in accordance with their employment agreements and were equal to 2% of the year-to-year increase in the Company's pre-tax net income, provided, however, the total bonus could not exceed $60,000 for Mr. Abney and $45,000 for Mr. O'Reilly. Subsequent to the fiscal 1995 year-end, both
    Mr. O'Reilly's and Mr. Abney's employment agreements were renewed and the bonus formula modified to reflect a fiscal 1996 bonus of 0.75% of the year-to-year increase in the Company's pre-tax income with no limitation as to the total amount of the bonus.

OPTIONS GRANTS IN LAST FISCAL YEAR.

  The following table sets forth information concerning each grant of stock options to the Named Executive Officers during the year ended December 31, 1996.

                     OPTION GRANTS IN LAST FISCAL YEAR/(1)/

                                            INDIVIDUAL GRANTS
                           ---------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                           PERCENT OF                                AT ASSUMED ANNUAL
                           NUMBER OF         TOTAL                                 RATES OF STOCK PRICE
                           SECURITIES       OPTIONS      EXERCISE                    APPRECIATION FOR
                           UNDERLYING      GRANTED TO    OR BASE                     OPTION TERM/(3)/
                            OPTIONS       EMPLOYEES IN    PRICE     EXPIRATION   --------------------------
NAME                       GRANTED(2)     FISCAL YEAR     ($/SH)       DATE           5%            10%
----                       ----------     ------------   --------   ----------   -----------    -----------
Derek E. Dewan............  1,200,000        22.45%       $ 14.50    1/25/2006   $10,942,766    $27,731,119
                              500,000         9.36         26.125   11/14/2006     8,214,936     20,818,260

Walter W. Macauley........  1,000,000        18.71         26.125   11/14/2006    16,429,872     41,636,522

Michael D. Abney..........    240,000         4.49          14.50    1/25/2006     2,118,553      5,546,224
                              150,000         2.81         26.125   11/14/2006     2,464,481      6,245,478

James R. O'Reilly.........    240,000         4.49          14.50    1/25/2006     2,188,553      5,546,224
                               75,000         1.40         26.125   11/14/2006     1,232,240      3,122,739

Sean D. Mann..............    240,000         4.49          14.50    1/25/2006     2,188,553      5,546,224
                               75,000         1.40         26.125   11/14/2006     1,232,240      3,122,739
------------------

(1) All share amounts have been restated to reflect the Company's two-for-one stock split effective November 27, 1995, and three-for-one stock split effective March 27, 1996.
(2) All options were granted at the market value on the date of grant based generally on the last sale price on the date of grant of the Company's Common Stock.
(3) The dollar amounts under these calculations are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock or the present or future value of the options.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
  FISCAL YEAR-END OPTION VALUES.

  The following table sets forth information concerning the number of options exercised, the value realized on such exercises and the value of unexercised options as of December 31, 1996, by the Named Executive Officers.

             AGGREGATE OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUES /(1)/

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF SECURITIES             IN-THE-MONEY
                                                          UNDERLYING UNEXERCISED         OPTIONS AT FISCAL
                         NO. OF SHARES         VALUE       OPTIONS AT FISCAL END              YEAR END
NAME                  ACQUIRED ON EXERCISE   REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE/(2)/
----                  --------------------  -----------  -------------------------  -------------------------------
Derek E. Dewan               660,000        $16,973,700      1,470,000/920,000           $16,560,900/$2,784,600

Walter W. Macauley            16,863            252,018      1,748,137/0                  10,429,202/0

Michael D. Abney             132,000          3,064,440        516,000/294,000             7,040,280/1,774,920

James R. O'Reilly             56,400          1,405,094        456,000/159,000             5,822,280/556,920

Sean D. Mann                  55,500          1,236,915        306,000/159,000             3,428,280/556,920
--------------------------

/(1)/ All share amounts have been restated to reflect the Company's two-for-one stock split effective November 27, 1995, and three-for-one stock split effective March 27, 1996.
/(2)/ The closing price of the Company's Stock on the New York Stock Exchange on
      December 31, 1996, the last trading day of the Company's fiscal year, was $21.125.

EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with Derek E. Dewan, the Company's President and Chief Executive Officer, that provides for an annual base salary of $350,000 for fiscal 1997, plus incentive compensation equal to 4% of the increase in the Company's pre-tax income for the fiscal year over the previous fiscal year. If Mr. Dewan's employment is terminated by the Company for reasons other than cause or by Mr. Dewan for good reason, the agreement provides for any unvested options to become immediately exercisable and for Mr. Dewan to receive a lump sum payment equal to the greater of: (i) the present value of Mr. Dewan's base salary for the remaining portion of the term of the employment agreement; or (ii) the present value of two years' base salary. Any unvested options also will vest upon a change in control. In addition, the employment agreement provides for Mr. Dewan to receive a car allowance, life and disability insurance and Company-paid club dues. Mr. Dewan's employment agreement expires on December 31, 2001.

  Effective January 1, 1996, the Company entered into a one-year employment agreement with Michael D. Abney, the Company's Senior Vice President and Chief Financial Officer, that provides for an annual salary of $135,000 plus incentive compensation equal to 0.75% of the increase in the Company's pre-tax income for the fiscal year over the previous fiscal year. Pursuant to the agreement, if Mr. Abney is dismissed without cause, he will receive one year's base salary.
In the event of his death, disability or termination without cause, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. Abney on such date. The Company and Mr. Abney have continued to comply with the terms of this agreement.

  Effective January 1, 1996, the Company entered into a one-year employment agreement with James R. O'Reilly, the Company's Chief Operating Officer, that provides for an annual base salary of $150,000, plus incentive compensation equal to 0.75% of the increase in the Company's pre-tax income for the fiscal year over the previous fiscal year. Pursuant to the agreement, if Mr. O'Reilly is dismissed without cause, he will receive one year's base salary. In the event of his death, disability or termination without cause, or if there is a change in control of the Company, the agreement provides for the automatic vesting of any unvested stock options held by Mr. O'Reilly on such date. The Company and Mr. O'Reilly have continued to comply with the terms of this agreement.

DIRECTOR'S COMPENSATION

  FEES AND OTHER COMPENSATION. All directors, including inside directors, receive from the Company a quarterly fee of $1,000, attendance fees of $1,500 per Board meeting, $500 for each Board Committee meeting and reimbursement for their out-of-pocket expenses. In addition, William H. Thumel, Jr., and Delores
P. Kesler each had employment agreements with the Company during 1996 for services provided in connection with marketing analysis and assistance. These agreements provided for annual salaries of $12,000 plus payment of certain other insurance benefits and expenses and the continuation of the noncompetition restrictions described under "Certain Transactions; Compensation Committee Interlocks and Insider Participation."

  Effective November 14, 1996, in connection with the Company's acquisition of Career Horizons, Inc. ("Career"), the Company entered into a three-year employment agreement with Walter W. Macauley, whereby Mr. Macauley is to advise the Chairman and Chief Executive Officer of the Company with respect to strategic acquisitions, not to exceed 1,000 hours per year. Such employment agreement provides for (i) an annual base salary of $350,000, (ii) an annual bonus based on performance factors similar to those executive officers of the Company, with a maximum of $350,000 and a minimum of $150,000 per year, and
(iii) an initial grant of 1,000,000 five-year non-qualified stock options, with an exercise price equal to $26.125. In addition, during the term of the agreement, the Company is to provide medical coverage to Mr. Macauley in accordance with the level of benefits generally provided to other senior executives of the Company, and will reimburse Mr. Macauley for club dues, automobile expenses and rental expenses for an apartment in New York City in the same amounts as such expenses were paid or reimbursed to Mr. Macauley by Career. In accordance with the terms of the agreement, in the event Mr. Macauley elects to relocate his principal residence during the employment period, the Company will reimburse him for any loss (up to $250,000) incurred with respect to the sale of his residence in Woodbury, New York, provided the Company is permitted to control or approve the terms of the sale.

  Either party may terminate Mr. Macauley's employment agreement on 30 days' notice. If Mr. Macauley dies, becomes disabled or terminates the agreement for any reason, or if the Company terminates the agreement for cause, then
Mr. Macauley will be entitled to the full base salary and minimum bonus for the year of termination prorated through the date of termination. If the Company terminates other than for cause, Mr. Macauley will be entitled to the full base salary and minimum bonus for the balance of the original three-year term. In any case other than Mr. Macauley's death, each party will continue to have the obligations described below with respect to certain covenants.

  Under the terms of the agreement, Mr. Macauley covenanted (i) not to divulge confidential information or trade secrets of the Company, (ii) not to solicit customers or employees of the Company for the employment term plus two years, and (iii) not to compete with the Company for the employment term plus five years. In consideration for the non-competition covenant, the Company will pay Mr. Macauley a fee of $150,000 per year for each year of the covenant after the employment term and provide continued coverage under the Company's health and medical benefits (to the extent available) at Mr. Macauley's expense. At the end of any year during the non-competition period (but not earlier than three years after the Company's acquisition of Career), Mr. Macauley may terminate the covenant not to compete by giving notice to the Company, whereupon the Company's obligations to pay any further consideration for the covenant will also terminate.

  NON-EMPLOYEES DIRECTOR STOCK PLAN. Prior to the Company's initial public offering in August 1994, the Board of Directors (excluding outside directors) adopted, and the Company's stockholders approved, a stock option plan for non-employee directors (the "Director Plan"). Subsequently, the Board of Directors unanimously adopted and the stockholders approved certain amendments to the Director Plan. A total of 600,000 shares of Common Stock are currently reserved for issuance under the Director

Plan. The Director Plan is administered by the Director Stock Plan Committee which is comprised of members of the Board of Directors who are not eligible to participate in the Director Plan.

  The Director Plan provides for the issuance of non-qualified options to purchase 60,000 shares of Common Stock to each new non-employee director, upon first being appointed or elected, at an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable ratably over a five-year period. The awards have a term of ten years but are only exercisable for a maximum of three years after the participant ceases to be a director of the Company; however, if a participant ceases to be a director within one year of initial appointment or election, the options granted shall be canceled.

  In addition, the Director Plan provides for the annual issuance of non-qualified options to purchase 20,000 shares of Common Stock to each director, upon reelection, at an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable ratably over a three-year period. Such options are subject to a lifetime limit on the number of options that may be granted to any director under the Director Plan of 160,000 for directors initially elected prior to the 1996 Annual Meeting of Stockholders and 100,000 for directors initially elected on or after the 1996 Annual Meeting of Stockholders.

             CERTAIN TRANSACTION; COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Compensation Committee, which was formed in fiscal 1994, is presently comprised of Messrs. Davis, Anderson and Dewan. Mr. Dewan is President and Chief Executive Officer of the Company and does not participate in decisions relating to his compensation or the administration of the Company's Stock Plan and 1995 Stock Option Plan.

  Set forth below are various transactions involving the Company and directors or their related parties. The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

  Mr. William H. Thumel, Jr. is Chairman and 50% owner of Abacus Business Services, Inc. ("Abacus"), an affiliate of one of the Company's four predecessor companies. Abacus paid the Company approximately $2,062,000 in fiscal 1996 for temporary staffing services provided to its beeper and paging operations.

  Ms. Delores P. Kesler is the President and sole owner of ATS Services, Inc. ("ATS"), an affiliate of one of the predecessor companies. Since May 1992, the Company has leased its corporate headquarters from ATS under a noncancellable lease which expired on January 1, 1996. The Company has not formally entered into a new lease with ATS and has continued to make payments and comply with the terms of the previous lease. During the year ended December 31, 1996, the Company paid ATS an aggregate annual rent of approximately $120,000. During the year ended December 31, 1996, the Company leased space owned by Ms. Kesler in Jacksonville for three branch office locations under a three-year lease which expired February 29, 1996 and during the year ended December 31, 1996, the Company paid an aggregate annual rent of approximately $20,000 pursuant to such lease. The Company processes at cost the weekly payroll of All Seasons Travel, Inc., a travel agency of which Ms. Kesler is Chairman and a 51 % stockholder. All Seasons Travel reimbursed the Company for out-of-pocket costs in the amounts of approximately $219,000 for fiscal 1996.

  The Company has entered into an agreement with American Transtech, Inc. ("Transtech"), a subsidiary of AT&T, to provide temporary staffing services for Transtech's customer care operations. Those services are provided through PeopleSystems, Inc. ("PeopleSystems"), a franchise of the Company, utilizing the Company's temporary employees. The outstanding stock of PeopleSystems is owned beneficially and of record 51% by Ms. Kesler and 49% by the Company. The Company owns all accounts receivable arising from PeopleSystems' agreement with Transtech. Under the Company's fee arrangement with PeopleSystems, the Company retains as franchise fees all the gross profits from the franchised operations of PeopleSystems and remits to PeopleSystems an amount necessary to cover the reasonable and necessary operating expenses of PeopleSystems and an amount sufficient for PeopleSystems to earn a 6% annual return on total capital invested in PeopleSystems, which is not material. The franchise agreement provides, among other things, that Ms. Kesler will be the Chief Executive Officer in charge of operations for PeopleSystems, that PeopleSystems will not compete with the Company during the term of the agreement or for two years thereafter, that transfer or encumbrance of the franchised rights to prohibited and that upon termination or expiration of the franchise agreement and that the Company has the option to acquire the business of PeopleSystems at the lower cost or market. Upon the death or disability of Mrs. Kesler, her heirs are required to offer her shares of PeopleSystems to the Company at fair market value.

  Mr. Thumel and Abacus of Hampton Roads, Inc., a company owned by Mr. Thumel, lease space to the Company for branch office locations in Virginia pursuant to five five-year noncancellable leases, three of which expire April 30, 1997, and two of which expire December 31, 1998. During fiscal 1995, the Company paid aggregate rent of approximately $49,000 under these leases.

  Each of the four founding directors of the Company, Ms. Delores P. Kesler and Messrs. Stephen A. Hoffmann (resigned from the Board, February 1997), David G. Richardson (deceased, September 1996) and William H. Thumel, Jr., previously entered into an Employment and Noncompetition Agreement with the Company under which the director is prohibited, for a period of three years following termination of the director's employment with the Company and its affiliates, from, among other things, engaging in, lending money for the benefit of, or rendering services for any competitive business within a 50-mile radius of any office of the Company, and employing, for himself or on behalf of any other person, within a 50-mile radius of any office of the Company, any person employed by the Company or its affiliates during the noncompete period. The business retained by each of the four founding directors are generally excepted from the noncompete provisions.


                PROPOSAL 2:  AMENDMENT TO 1995 STOCK OPTION PLAN

  In August, 1995, the Board of Directors unanimously adopted, and in June 1996 the stockholders approved, the Company's 1995 Stock Option Plan (the "1995 Plan"). The Board has unanimously adopted a resolution approving and recommending to the Company's stockholders for their approval, an amendment to the 1995 Plan (the "1995 Plan Amendment") to increase the total number of shares underlying options, stock appreciation rights or restricted stock that may be granted pursuant to the 1995 Plan.

  A summary of the principal features of the 1995 Plan is provided below, but is qualified in its entirety by reference to the full text of the 1995 Plan.
Copies of the 1995 Plan and the 1995 Plan Amendment are available upon request directed to Michael D. Abney, Senior Vice President and Chief Financial Officer, AccuStaff Incorporated, 6440 Atlantic Boulevard, Jacksonville, Florida 32211.

THE 1995 PLAN AMENDMENT; SHARES SUBJECT TO THE 1995 PLAN

  The 1995 Plan currently provides a limit of 9,000,000 as the number of shares that can be granted under the plan. As of March 31, 1997, 341,069 shares remained available to be granted under the 1995 Plan. As the Company continues to grow, the Company needs to attract and retain highly qualified directors, employees, consultants and advisors, including the retention of management personnel of potential acquisition candidates, and the Company believes it is important to provide such employees and personnel a significant equity interest in the Company in order to align the interests of such individuals with the stockholders. In addition, the Board believes that by providing the grantees of options, SARs and restricted stock with additional incentive to achieve the Company's objectives and to participate in its success and growth will encourage their continued association with or service to the Company and its subsidiaries, in an effort to increase the growth and profitability of the Company. The Board of Directors therefore recommends amending the 1995 Plan to increase the total number of shares that can be issued thereunder to 12,000,000.

   In the event of a change in the outstanding shares of the Company's Common Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other change in corporate structure, the number and/or type of shares to be awarded under the 1995 Plan shall be adjusted appropriately by the Compensation Committee to prevent an unfavorable effect upon the value of the options and SARs to be granted under the 1995 Plan.

  The 1995 Plan has a limitation on the number of options, SARs and restricted stock grants which may be issued to any one participant in a fiscal year in order to comply with Section 162(m) of the Code. This limitation is set at 2,000,000 as the maximum annual limit in fiscal 1995 and 1996, and 500,000 as the maximum annual limit in all fiscal years thereafter.

  Except as proposed to be amended above, all provisions of the 1995 Plan, as previously approved by the stockholders, would remain in effect.

ADMINISTRATION

  The 1995 Plan is administered by a committee of the Board of Directors which is vested with responsibility for administering the 1995 Plan (the "Plan Committee"). The Plan Committee consists of at least two directors appointed from time to time by the Board of Directors who are to be disinterested directors as set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Decisions of the Plan Committee regarding the interpretation and administration of the 1995 Plan are to be binding on all persons.

AMENDMENT OF STOCK OPTION PLAN

  The 1995 Plan may be amended at any time and from time to time by the Board of Directors. The Board of Directors may not, however, amend the 1995 Plan without the approval of the stockholders of the Company if such amendment would:
(i) increase the total number of shares of Common Stock issuable under the Stock Option Plan: (ii) materially change the class of person that may participate in the 1995 Plan; or (iii) materially increase the benefits accruing to participants under the 1995 Plan.

ELIGIBILITY

  The class of persons eligible to participate in the 1995 Plan shall include, but not be limited to, all directors, employees, consultants and advisors to the Company or its subsidiaries; provided, however, that only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options. Subject to the limitations described above, the Stock Option Committee shall have the discretion to include all persons whose participation in the 1995 Plan that the Plan Committee determines to be in the best interests of the Company. The approximate number of all directors, employees, consultants and advisors which management believes are eligible to participate in the 1995 Plan is approximately 2,200 based on the current number of full-time employees, provided that the Plan Committee shall have the discretion to include any other persons whose participation it deems beneficial.

EFFECTIVE DATE AND TERMINATION

  The 1995 Plan was effective as of August 24, 1995 and was approved by the stockholders on June 19, 1996. The Board of Directors may, at any time, terminate the 1995 Plan. Termination of the 1995

Plan will not adversely affect a participant's rights to any option, SAR or restricted stock granted prior to termination.

TERMS OF STOCK OPTIONS

  Options granted under the 1995 Plan may consist of incentive stock options ("ISOs") and nonqualified stock options ("NSOs"); provided, however, that only employees of the Company or its subsidiaries shall be eligible to receive ISOs. Options granted under the 1995 Plan need not be identical to one another. The Plan Committee may, in its discretion, grant options under the 1995 Plan to employees, including directors who are also employees, as well as advisors and consultants upon such restrictions, terms and conditions as the Plan Committee may prescribe.

  The purchase price under each option will be established by the Plan Committee, but in no event will the option price of an ISO be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The purchase price for any option granted under the 1995 Plan must be paid in full at the time of exercise. The exercise price may be paid in cash or the surrender of shares of Common Stock owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or any combination or the foregoing equal to the option price. The Plan Committee, in its discretion, may provide that the purchase price for certain options may be paid by execution of recourse promissory notes in favor of the Company.

  ISOs must be granted within ten years of the effective date of the 1995 Plan and may not be exercisable more than ten years from the date of the grant. However, there is no requirement that NSOs be exercised within a fixed amount of time. The Plan Committee may provide, however, that a particular Option (either an ISO or an NSO) will terminate in a specified period of time.

  The Plan Committee, in its discretion, may provide for accelerated vesting of an option in the event of the participant's death, disability, retirement or other events. The Plan Committee, it its discretion, may also provide for accelerated vesting in the event of certain changes in control of the Company. The Plan Committee, in its discretion, may also provide for accelerated vesting in the event of certain changes in control of the Company. Each option is transferable only by will or the law of descent and distribution or in the case of a Non-Incentive Stock Option pursuant to a Qualified Domestic Relations Order and may only be exercisable by the participant during his or her lifetime.

OTHER TYPES OF AWARDS

  The 1995 Plan also permits the award of SARs and restricted stock awards. An SAR entitles the recipient to receive the difference between the fair market value of the Common Stock on the date of exercise and the SAR price, in cash or in shares of Common Stock, or a combination of both, as determined in the discretion of the Plan Committee. The SAR price must be at least 50% of the fair market value of the Common Stock on the date of grant (100% in the case of SARs issued in tandem with incentive options). Restricted stock awards entitle the recipient to receive shares of Common Stock, subject to forfeiture restrictions that lapse over time or upon the occurrence of events specified by the Plan Committee, with the shares required to be forfeited if the recipient ceases to be an employee of the Company before the restrictions lapse. No SARs have been granted. The Plan Committee, in its discretion, may provide that the grant or vesting of restricted stock is based on the satisfaction of performance goals in order to comply with Section 162(m) of the Code. Such performance goals may include increases in pre-tax income, stock price, sales, earnings per share, cash flows or return on equity.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences of the 1995 Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options, SARs and restricted stock and related payments are complex and subject to frequent change, participants are advised to consult their tax advisors prior to exercise of options, SARs or dispositions of stock acquired pursuant to an option exercise.

  ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

  A participant is not taxed on the grant or exercise of an ISO. The difference between the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the participant's gain, if any, by a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price). If the participant disposes of stock acquired pursuant to exercise of an ISO before satisfying the one-and-two year holding periods described above, the participant will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of:
(i) the amount realized on disposition less the participant's adjusted basis in the stock (usually the option exercise price); or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the participant disposes of the shares, in an amount equal to the ordinary income recognized by the participant.

  A participant is not taxed on the grant of an NSO. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

  Recipients of SARs do not recognize income upon the grant of such rights.
When a participant receives or is deemed under applicable tax rules to have received payment of a SAR, the participant recognizes ordinary income in the amount equal to the cash and/or fair market value of shares of Common Stock to which the SAR relates, and the Company is entitled to income tax deduction equal to such amount.

APPROVAL BY STOCKHOLDERS

  The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon is required to approve the 1995 Plan Amendment. Shares of Common Stock that are voted to abstain and shares which are subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE 1995 PLAN AMENDMENT TO THE 1995 STOCK OPTION PLAN.


          PROPOSAL 3:  AMENDMENTS TO NON-EMPLOYEE DIRECTOR STOCK PLAN

  In August 1994, the Board of Directors, excluding outside directors, approved and stockholders adopted, the Company's Non-Employee Director Stock Plan (the "Director Plan"). The Board has unanimously adopted a resolution approving and recommending to the Company's stockholders for their approval, certain amendments to the Director Plan (the "Director Plan Amendments") to: (i) increase the total number of shares underlying options that may be granted pursuant to the Director Plan; (ii) to make the limitations on the number of options that may be granted pursuant to such plan to be applicable solely to the formula grants under the Director Plan, as described below; and (iii) to provide the Board of Directors the authority to make certain additional discretionary grants of stock options to non-employee directors pursuant to the Director Plan. In addition to the above amendments, the Board of Directors approved various non-substantive changes to the Director Plan to make the Director Plan consistent with the Director Plan Amendments.

  A summary of the principal features of the Director Plan is provided below, but is qualified in its entirety by reference to the full text of the Director Plan. Copies of the Director Plan and the Director Plan Amendments are available upon request directed to Michael D. Abney, Senior Vice President and Chief Financial Officer, AccuStaff Incorporated, 6440 Atlantic Boulevard, Jacksonville, Florida 32211.

THE DIRECTOR PLAN AMENDMENTS; SHARES SUBJECT TO THE DIRECTOR PLAN

  The Director Plan currently provides a limit of 600,000 as the number of shares that can be granted under the plan. As of March 31, 1997, 400,000 shares remain available to be granted under the Director Plan. As the Company continues to grow, the Company needs the ability to attract and retain highly qualified directors who maintain an equity interest in the Company so as to align the interests of such directors with those of the stockholders and as to allow the directors to participate in the success and growth of the Company and its subsidiaries. In addition to the Initial Grants and Annual Grants, as described below, received by non-employee directors, the Board of Directors believes that in order to maintain the quality and credibility of the Company's Board of Directors, the Board should have the discretion to make additional option grants to such non-employee directors as warranted (the "Discretionary Grants"). The Board further believes that by exempting the Discretionary Grants from the lifetime limits set on the Initial Grants and Annual Grants the Board will have the necessary flexibility to make additional option grants to individual directors as the Board deems advisable. The Board of Directors therefore recommends amending the Director Plan to (i) increase the total number of shares that can be issued thereunder to 1,600,000; (ii) provide the Board of Directors with the authority to grant additional options to non-employee directors as deemed warranted by the Board; and (iii) apply the lifetime limitations on the number of options that may be granted pursuant to the Director Plan solely to the Initial Grants and Annual Grants, as described below. In addition, as a result of recent changes in regulations under Section 16 of the Securities Exchange Act of 1934, as amended, the Director Plan Amendments provide that the Director Plan, which was previously administered by a committee of the Board of Directors consisting of members of the Board who were not eligible to participate in the Director Plan, will be administered by the full Board of Directors.

   In the event of a change in the outstanding shares of the Company's Common Stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other change in corporate structure, the number and/or type of shares to be awarded under the Director Plan shall be adjusted appropriately by the Board of Directors to prevent an unfavorable effect upon the value of the options to be granted under the Director Plan.

  Except as proposed to be amended above, all provisions of the Director Plan, as previously approved by the stockholders, would remain in effect.

ADMINISTRATION

  The Director Plan is to be administered by the Board of Directors.

AMENDMENT OF DIRECTOR PLAN

  The Director Plan may be amended at any time and from time to time by the Board of Directors. The Board may not, however, amend the Director Plan without the approval of the stockholders of the Company if such amendment would:
(i) materially change the class of person that may participate in the Director Plan; (ii) increase the total number of shares of Common Stock issuable under the Director Plan; or (iii) otherwise require stockholder approval to satisfy the requirements of Rule 16b-3. Decisions of the Board of Directors regarding the interpretation of the Director Plan are binding on all persons.

ELIGIBILITY

  The class of persons eligible to participate in the Director Plan shall include directors who are not employees of the Company or its subsidiaries. The Company anticipates that as of the Annual Meeting, the approximate number of directors that will be eligible to participate in the Directors Plan will be four.

EFFECTIVE DATE AND TERMINATION

  The Director Plan was effective as of December 29, 1993. The Board of Directors may, at any time, terminate the Director Plan. Termination of the Director Plan will not adversely affect a participant's rights to any option granted prior to termination.

TERMS OF STOCK OPTIONS

  Options granted under the Director Plan consist of NSOs. The purchase price under each option will be established by the Board of Directors, but, in no event will the option price be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The purchase price for any option granted under the Director Plan must be paid in full at the time of exercise. The exercise price may be paid in cash or the surrender of shares of Common Stock owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or any combination or the foregoing equal to the option price.

  Options must be granted within ten years of the effective date of the Director Plan. The options have a term of ten years but are only exercisable for a maximum of three years after the participant ceases to be a director of the Company; however, if a participant ceases to be a director within one year of initial appointment or election, the options granted shall be canceled.

  The Board of Directors, in its discretion, may provide for accelerated vesting of an option in the event of the participant's death. Each option is transferable only by will or the law of descent and distribution and may only be transferred by the participant six months after the date of grant.

OPTION GRANTS

  The Director Plan currently provides for the issuance of NSOs to purchase 60,000 shares of Common Stock to each new director, upon first being appointed or elected (the "Initial Grant") and for annual issuances of NSOs to purchase an additional 20,000 shares of Common Stock to each director upon reelection (the "Annual Grants"). The Initial Grants are exercisable ratably over a five-year period. The Annual Grants are exercisable ratably over a three-year period. There is a lifetime limit on the aggregate number of options that may be granted pursuant to the Initial Grant and the Annual Grants to any director under the Director Plan of 160,000 for directors initially elected prior to the 1996 Annual Meeting of Stockholders and 100,000 for directors initially elected on or after the 1996 Annual Meeting of Stockholders.

  In addition, if the Director Plan Amendments are approved by the stockholders, the Board of Directors, in their sole discretion, may grant additional NSOs to
non-employee directors of the Company (the "Discretionary Grants").   Such
options granted under the Director Plan need not be identical to one another. There is no requirement that the Discretionary Grants be exercised within a fixed amount of time, however, the Board of Directors may, in its discretion, grant options under the Director Plan upon such restrictions, terms and conditions as the Board may prescribe.

  The Board of Directors, in its discretion, may provide for accelerated vesting of an option granted pursuant to a Discretionary Grant in the event of the optionee's death. The Board, in its discretion, may also provide for accelerated vesting in the event of certain changes in control of the Company. Each option is transferable only by will or the law of descent and distribution or pursuant to a Qualified Domestic Relations Order and may only be exercisable by the participant during his or her lifetime.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences of the Director Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options are complex and subject to frequent change, participants are advised to consult their tax advisor prior to exercise.

  A participant is not taxed on the grant an NSO. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant of the ordinary income. Any gain or subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

APPROVAL BY STOCKHOLDERS

  The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon is required to approve the Director Plan Amendments. Shares of Common Stock that are voted to abstain and shares which are subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE NON-EMPLOYEE DIRECTOR STOCK PLAN.


                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company, the Company believes that, during the last fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except Mr. James P. O'Reilly was inadvertently late in filing a report covering one transaction.

                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

  The Company has selected the firm of Coopers & Lybrand L.L.P. to serve as the independent certified public accountants for the Company for the current fiscal year ending December 31, 1997. That firm has served as the auditors for the Company since 1992. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters to come before the Annual Meeting; however, if any other matters properly come before the Annual Meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, action such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                             STOCKHOLDER PROPOSALS

  Regulations of the Securities and Exchange Commission require Proxy Statement to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 1998 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 23, 1997. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relation to stockholder proposals in order to be included in the Company's proxy materials.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report for the year ended December 31, 1996, accompanies this Proxy Statement. Additional copies may be obtained by writing to Michael D. Abney, Senior Vice President and Chief Financial Officer, at 6440 Atlantic Boulevard, Jacksonville, Florida 32211.

                            EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to solicitation by mail. Should the Company's management deem it appropriate, the Company may also retain the services of Corporate Communications, Inc. and/or Morrow & Co., Inc. to aid in the solicitation of proxies for which the Company anticipates it will pay a fee not to exceed, in the aggregate, $10,000 plus reimbursement of expenses.

Date: April 16, 1997

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

[FORM OF PROXY]

                            ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA 32211

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    KNOWN ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of AccuStaff Incorporated, a Florida corporation (the "Company"), do hereby nominate, constitute, and appoint Derek E. Dewan and Michael D. Abney, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on March 24, 1997, at the Annual Meeting of Stockholders to be held at the Jacksonville Hilton and Towers, 1201 Riverplace Boulevard, Jacksonville, Florida on May 20, 1997 at 10:00 a.m., local time, or at any adjournment thereof.

                         (Continued on the other side)

1. Election of the following nominees as directors:
     Derek E. Dewan, Walter W. Macauley, Delores P. Kesler,
     William H. Thumel, Jr., T. Wayne Davis, John K. Anderson, Jr. and Michael D. Abney.

         FOR all nominees listed       WITHHOLD AUTHORITY
         (except as marked to the      to vote for all nominees
         contrary)                     listed
         [_]                           [_]

    (INSTRUCTION: To withhold authority to vote for any of the individual nominees(s), write that nominee's name(s) in the space provided below.)

    ______________________________________________________________________

2.  Approval of an amendment to the Company's 1995 Stock Option Plan.

         FOR           AGAINST      ABSTAIN
         [_]             [_]          [_]

3.  Approval of amendments to the Company's Non-Employee Director Stock Plan.

         FOR           AGAINST      ABSTAIN
         [_]             [_]          [_]

4. In their discretion, the proxies are authorized to vote for such other business as may properly come before the meeting.

IF NO BOX IS MARKED ABOVE WITH RESPECT TO PROPOSALS 2 OR 3, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR SUCH PROPOSALS.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Make sure that the name on your stock certificate(s) is exactly as you indicated below.


                                       ----------------------------------------
                                                     Signature

                                       ----------------------------------------
                                              Signature if jointly held

                                       Dated:                          , 1997
                                              -------------------------

                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                       PROXY CARD PROMPTLY USING THE
                                       ENCLOSED SELF-ADDRESSED ENVELOPE.